
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Mafco
Consolidated Group Consolidated Balance Sheet and Statement of Operations and is
qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                       0000888676
<NAME>                        Mafco Consolidated Group
<MULTIPLIER>                                     1,000

<PERIOD-TYPE>                                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                           6,222
<SECURITIES>                                   409,605
<RECEIVABLES>                                   19,498<F1>
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                     49,957
<CURRENT-ASSETS>                               506,678
<PP&E>                                          37,277<F2>
<DEPRECIATION>                                       0<F2>
<TOTAL-ASSETS>                                 769,501
<CURRENT-LIABILITIES>                          108,170
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           247
<OTHER-SE>                                     360,245
<TOTAL-LIABILITY-AND-EQUITY>                   769,501
<SALES>                                        310,659
<TOTAL-REVENUES>                               607,110
<CGS>                                          177,854
<TOTAL-COSTS>                                  232,015
<OTHER-EXPENSES>                                 2,086
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              24,589
<INCOME-PRETAX>                                348,420
<INCOME-TAX>                                   104,824
<INCOME-CONTINUING>                            243,596
<DISCONTINUED>                                  15,052
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   258,648
<EPS-PRIMARY>                                    11.13
<EPS-DILUTED>                                        0

Amounts inapplicable or not disclosed as a separate line on the Consolidated Statements of Operations are reported as 0 herein.

<F1>Notes and trade receivables are reported net of allowance for doubtful accounts on the Consolidated Balance Sheets.

<F2>Property, plant and equipment is reported net of accumulated depreciation on the Consolidated Balance Sheets.


